SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                              _____________________________




                                        FORM 8-K

                                      Current Report



                        PURSUANT TO SECTION 13 OR 15(d)  OF THE
                            SECURITIES EXCHANGE ACT OF 1934


                                Date of Report: June 30, 1998


                                  QUIXOTE CORPORATION
                                ________________________
                  (Exact name of registrant as specified in its charter)




            Delaware                07-7903            36-2675371
     _____________________      _______________      ______________
    (State of incorporation     Commission File     (I.R.S. Employer
      or organization)               Number         identification No.)




              One East Wacker Drive   Chicago, Illinois         60601

_____________________________________________________________________________
           (Address of principal executive offices )     (Zip Code)


    Registrant's telephone number, including area code - (312) 467-6755





                             Not Applicable
            ____________________________________________________
      (Former name or former address, if changed since last report) Items. 1 -4 Not Applicable.


Item. 5           Other Events.


          On June 30, 1998, the Board of Directors of Quixote Corporation
(the "Company" ) declared a dividend distribution of one Right for each outstanding share of Quixote Common Stock to stockholders of record at the close of business on July 14, 1998. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit" ) of Series B Junior Participating Preferred Stock, no par value per share (the " Preferred Stock" ), at a Purchase Price of $40.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement" ) between the Company and BankBoston, N.A., as Rights Agent.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person" ) has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of Common Stock (the "Stock Acquisition Date" ) and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after July 24, 1998 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 24, 2008 unless earlier redeemed by the Company as described below. The Rights shall not be exercisable, and shall be void so long as held, by a holder (a "Non-qualified Holder") in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          In the event that a Person becomes the beneficial owner of more than 15% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or Adverse Person determines to be fair to and otherwise in the best interest of the Company and its shareholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at an exercise price of $40.00 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $80.00 worth of Common Stock (or other consideration, as noted above) for $40.00. Assuming that the Common Stock had a per share value of $16.00 at such time, the holder of each valid Right would be entitled to purchase 5 shares of Common Stock for $40.00.

          In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above), other than a Non-qualified Holder, shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events".

          The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          In general, at any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

          The Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.

          As described in the Letter to Shareholders, the form of which is filed herewith, the Board of Directors has adopted the Rights Agreement to provide a mechanism with which the role of the Board of Directors of the Company is strengthened in assuring that if the Company is ever confronted with a hostile attack, it can bargain for the greatest interest of all its shareholders.

          The Company's existing Shareholder Rights Plan expires at the close of business on July 24, 1998.

          The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Items. 6 - 8 Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ___________________________________________________________________

     4. Rights Agreement, dated as of July 24, 1998, between Quixote Corporation and BankBoston, N.A., incorporated herein by reference to Quixote Corporation Form 8-A Registration Statement, dated July 23, 1998 (File No. 0-
7903).

20(a).  Press Release issued July 23, 1998.

20(b).  Form of letter to shareholders.

                               SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 23, 1998


                                        QUIXOTE CORPORATION

                                      By: /s/ Daniel P. Gorey
                                         ----------------------
                                    Name: Daniel P. Gorey
                                   Title: Chief Financial Officer,
                                            Vice President and
                                            Treasurer

                              EXHIBIT INDEX
                             _________________



Exhibit
Number                 Description                           Page
_______             ___________________              _______________________

     4           Rights Agreement, dated              Incorporated herein by
                 as of July 24, 1998,                 reference to Quixote
                 between Quixote Corporation          Corporation Form 8-A
                 and BankBoston, N.A.                 Registration Statement,
                                                      dated July 23, 1998
                                                      (File No. 0-7903)


20(a)            Press Release issued
                 July 23, 1998.


20(b)            Form of letter to shareholders.